Exhibit 5.1

Valley National Bancorp

One Penn Plaza, Suite 2930

New York, New York 10119

April 5, 2024

Valley National Bancorp

One Penn Plaza, Suite 2930

New York, New York 10119

I am Executive Vice President, General Counsel and Corporate Secretary of Valley National Bancorp, a New Jersey corporation (the “Company”). I have acted in such capacity in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, relating to the Company’s (1) common stock, no par value per share (the “Common Stock”), (2) preferred stock, no par value per share (the “Preferred Stock”), (3) debt securities (the “Debt Securities”), (4) depositary shares (the “Depositary Shares”), (5) warrants (the “Warrants”), and (6) units (the “Units”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Units are referred to collectively herein as the “Securities” and each, a “Security.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

I (or counsel acting under my supervision) have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as I have deemed necessary or appropriate in order to express the opinions set forth below.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of such persons signing all documents in connection with which the opinions herein are rendered (other than the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. I have also assumed that:

(i) the Registration Statement shall have become effective pursuant to the provisions of the Act and will remain effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated the Registration Statement;

(ii) one or more prospectus supplements with respect to the Securities shall have been filed (or transmitted for filing) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission and will comply with all applicable laws;

(iii) any legally required consents, approvals, authorizations and other orders of any regulatory authorities shall have been obtained; and

(iv) there will not have occurred any change in law affecting the validity, binding character or enforceability of the Securities.

Based upon the foregoing, I am of the opinion that, as of the date hereof:

1. Common Stock. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor either (a) in the manner contemplated by the Registration Statement and any applicable, duly executed definitive underwriting agreement, purchase agreement or similar agreement authorized by all necessary corporate action of the Company (the “Definitive Agreement”) and by such corporate action, or (b) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as authorized by all necessary corporate action of the Company, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, an appropriate certificate of amendment to the Company’s Certificate of Incorporation relating to such series of Preferred Stock has been duly authorized and adopted and filed with the Department of Treasury of the State of New Jersey, such series Preferred Stock has been authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Definitive Agreement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. Debt Securities. When an indenture has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, the specific terms of a particular Debt Security have been duly established in accordance with such indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such indenture and in the manner contemplated by the Registration Statement and the Definitive Agreement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. Depositary Shares. When a deposit agreement (a “Deposit Agreement”) representing the Depositary Shares has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, the specific terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) have been duly established in accordance with such Deposit Agreement and authorized by all necessary corporate action by the Company, a series of Preferred Stock with respect to which Depositary Shares are issued has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, an appropriate certificate of amendment to the Company’s Certificate of Incorporation relating to the Preferred Stock has been duly authorized and adopted and filed with the Department of Treasury of the State of New Jersey, and authorized by all necessary corporate action of the Company, such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement and by such corporate action, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

5. Warrants. When a warrant agreement (a “Warrant Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, the specific terms of a particular Warrant have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrant has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and by such corporate action, such Warrant will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. Units. When a unit agreement (a “Unit Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, the specific terms of a particular Unit have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, such Unit has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and by such corporate action, if such Unit Agreement relates to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; if such Unit Agreement relates to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; if such Unit Agreement relates to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken; if such Unit Agreement relates to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and if such Unit Agreement relates to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Unit will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

My opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the laws of the State of New Jersey and the State of New York. I express no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to me under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gary G. Michael, Esq.

Gary G. Michael, Esq.
Executive Vice President,
General Counsel and Corporate Secretary